This Subordinated Guaranty Agreement is subject to the terms and provisions of the Intercreditor and Subordination Agreement by and between GRANITE CREEK PARTNERS AGENT, LLC, as Junior Agent on behalf of itself and the Junior Lenders, and TD BANK, N.A. dated as of July 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Subordination Agreement") and each holder of the Loans, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

SUBORDINATED GUARANTY AGREEMENT

THIS SUBORDINATED GUARANTY AGREEMENT (this "Agreement") is made as of this 29th day of July, 2010, by CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation ("Guarantor"), to GRANITE CREEK PARTNERS AGENT, LLC, as agent (the "Agent") under the Subordinated Loan Agreement dated as of the date hereof (as amended, restated, modified, supplemented and in effect from time to time, the "Loan Agreement").  Capitalized terms used in this Agreement and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

WITNESSETH:

WHEREAS, Guarantor owns one hundred percent (100%) of the outstanding capital stock of CYALUME TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"); and

WHEREAS, Guarantor, the Borrower, the Agent and the other Lenders from time to time party thereto have entered into the Loan Agreement, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to make Loans to the Borrower (collectively, the "Loans"); and

WHEREAS, the making of the Loans to the Borrower pursuant to the Loan Agreement will be beneficial to Guarantor because of its direct ownership interest in the Borrower; and

WHEREAS, the obligations of the Agent and the Lenders to enter into the Loan Agreement, and the obligations of the Lenders to make the Loans, are subject to the condition, among others, that Guarantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the willingness of the Agent and Lenders to enter into the Loan Agreement and of the Lenders to make the Loans to the Borrower thereunder, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

1.            Guaranteed Obligations; Limitation.

(a)          Guarantor does hereby irrevocably, unconditionally guarantee, as if a primary obligor and not merely as surety, the due and punctual payment and performance by the Borrower of the following obligations to the Lenders (individually, a "Guaranteed Obligation" and collectively the "Guaranteed Obligations"):

(i)           principal of and premium, if any, and interest on the Loans (including, without limitation, the payment of interest, and other amounts that would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, as amended (the "Bankruptcy Code")); and

(ii)          any and all other Obligations, and any and all other obligations of the Borrower to the Agent and the Lenders under the Loan Agreement or the other Loan Documents including, without limitation, under the Term Loan Notes and the Delayed Draw Notes, all as amended from time to time and whether executed on or after the date hereof, whether for principal, interest, fees, premiums, expenses, indemnification or otherwise.

2.            Payment Under Guaranty.  Upon failure by the Borrower punctually to pay or perform any Guaranteed Obligation when due (whether at maturity, at a date fixed for any payment or prepayment thereof or upon acceleration or otherwise), after the expiration of any applicable grace period, the Agent may make written demand upon Guarantor for the full payment and/or performance of the Guaranteed Obligations, and Guarantor binds and obliges itself to make such payment or performance forthwith upon such demand.

GUARANTOR ACKNOWLEDGES THAT ALL GUARANTEED OBLIGATIONS SHALL, TO THE FULLEST EXTENT PERMISSIBLE UNDER ANY LAW NOW OR HEREAFTER APPLICABLE HERETO, BE CONCLUSIVELY PRESUMED TO HAVE BEEN CREATED IN RELIANCE ON THIS AGREEMENT.

3.            Waiver of Demands, Notices, Diligence, etc.  Guarantor hereby assents to all of the terms and conditions of the Guaranteed Obligations and waives, to the extent permitted by applicable law:

(a)          each of:

(i)           demand for the payment of the principal of any Guaranteed Obligation or of any claim for interest or any part thereof (other than the demand provided for in Section 2 hereof);

(ii)           notice of (A) the occurrence of a default or an event of default under any Loan Document, and (B) any forbearance or waiver by the Lenders of any Guaranteed Obligation;

(iii)         protest of the nonpayment of the principal of any Guaranteed Obligation or of any claim for interest or any part thereof;

(iv)         notice of presentment, demand (other than the demand provided for in Section 2 hereof) and protest;

(v)          notice of any indulgences or extensions granted to the Borrower or any successor to the Borrower or any person or party which shall have assumed the obligations of the Borrower;

(vi)        any requirement of diligence or promptness on the part of the Agent or Lenders in the enforcement of any of its or their rights under the provisions of any Guaranteed Obligation or any Loan Document or this Agreement;

(vii)        any enforcement of any Guaranteed Obligation;

(viii)      any right which Guarantor might have to require the Agent or the Lenders to marshal or proceed against any other guarantor of the Guaranteed Obligations or to realize on any Collateral therefor; and

(ix)         any and all notices of every kind and description which may be required to be given by any statute or rule of law in any jurisdiction.

(b)          all rights and benefits under any applicable law purporting to reduce a guarantor's obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in any other respect more burdensome than that of the principal; provided, however, that nothing contained herein shall operate as a waiver of any defense that the Borrower may assert on the underlying debt directly;

(c)          the benefit of any statute of limitations affecting the Guaranteed Obligations or Guarantor's liabilities hereunder or under any other law now or hereafter applicable hereto;

(d)          any rights, defenses and other benefits that Guarantor may have by reason of (i) any failure of the Agent to hold a commercially reasonable public or private foreclosure sale or to otherwise comply with applicable law in connection with a disposition of any Collateral for the Guaranteed Obligations; (ii) any election of remedies made by the Agent under the Uniform Commercial Code, as adopted in the State of Illinois or in another State in which Collateral may be located or whose laws are otherwise deemed to govern the terms of this Agreement; or (iii) any protection afforded pursuant to the anti deficiency or similar other laws of the State of Illinois, any other State in which Collateral may be located or any other state limiting or discharging the Borrower's indebtedness or purporting to limit the amount of any deficiency judgment; and

(e)          any rights, defenses, claims or benefits waived in Section 4 hereof.  The waivers and other provisions set forth in this Section 3 and in Section 4 shall be effective notwithstanding the fact that the Borrower ceases to exist by reason of its liquidation, merger, consolidation, voluntary or involuntary dissolution or otherwise.

4.            Obligations of Guarantor Unconditional; Continuing and Irrevocable Guaranty.

(a)          All payments hereunder shall be made free and clear of any and all deductions, withholdings or setoffs, including any and all deductions, withholdings or setoffs on account of taxes.  The liability of Guarantor hereunder is independent of and not in consideration of or contingent upon the liability of the Borrower to the Lenders and a separate action or actions may be brought and prosecuted against Guarantor, whether or not any action is brought or prosecuted against the Borrower and regardless of whether the Borrower is joined in any such action or actions.  This Agreement shall be construed as a continuing, absolute and unconditional guaranty of payment (and not merely of collection) without regard, to the extent permitted by applicable law, to:

(i)           the legality, validity or enforceability of the Loan Agreement or any other Loan Document or any of the other Guaranteed Obligations, any lien of the Agent on any item of Collateral or any other guaranty;

(ii)          any defense (other than payment), deduction (including deductions for taxes), withholding, setoff or counterclaim that may now or at any time hereafter be available to the Borrower, Guarantor or other obligor against, and any right of setoff at any time held by, the Agent or the Lenders;

(iii)         any claim arising out of or relating to any amendment (including amendments which increase the amount of Loans made or available to the Borrower thereunder), extension or other modification of the Loan Agreement or any other Loan Document consented to by the Agent or Lenders, and Guarantor acknowledges and agrees that the Agent and Lenders shall be entitled to amend, extend, forbear under, waive any Default or Event of Default or take any other action deemed advisable in the sole discretion of the Agent and Lenders with respect to the Loan Agreement and the other Loan Documents; or

(iv)        any other circumstance whatsoever, legal or equitable, (with or without notice to or knowledge of Guarantor), whether or not similar to any of the foregoing, that constitutes, or might be construed to constitute, an equitable or legal discharge of or defense to payment available to the Borrower, Guarantor or other obligor under the Loan Agreement or other Loan Documents or under applicable law, including the Bankruptcy Code, or in any other instance.

Any payment or other circumstance that operates to toll any statute of limitations applicable to any Guaranteed Obligations shall also operate to toll the statute of limitations applicable to Guarantor.  The obligations of Guarantor under this Agreement shall not be affected by any action taken under any Guaranteed Obligation in the exercise of any right or remedy therein conferred, or by any failure or omission on the part of the Agent to enforce any right given thereunder or hereunder or any remedy conferred thereby or hereby, or by any release of any security or any other guaranty at any time existing for the benefit of any Guaranteed Obligation, or by the merger or consolidation of the Borrower, or by the sale, lease or transfer by the Borrower to any Person of any or all of its respective properties.

(b)          This is a continuing guaranty of the Guaranteed Obligations and may not be revoked and shall not otherwise terminate until the date on which the Guaranteed Obligations have been paid and performed in full in cash, and the obligations of the Lenders to make Loans under the Loan Agreement shall have terminated.

5.            Subordination of Claims of Guarantor; Waiver of Subrogation and Certain Other Rights.  Any claims against the Borrower or any other guarantor under the Loan Agreement or any other Person from time to time party to the Loan Agreement as "Borrower" or "Guarantor" (collectively, the "Loan Parties" and each a "Loan Party") to which Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by Guarantor in satisfaction and discharge, in whole or in part, of its obligations under this Agreement) shall be and hereby are made subject and subordinate to the prior payment in full in cash and performance in full of the Guaranteed Obligations. WITHOUT LIMITING THE FOREGOING, GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHT TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE LENDER MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE GUARANTEED OBLIGATIONS AGAINST THE BORROWER, GUARANTOR OR ANY OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, NOW OR HEREAFTER HELD BY THE AGENT OR THE LENDERS, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) GUARANTOR MAY HAVE AGAINST THE AGENT, THE LENDERS, THE BORROWER, ANY OTHER LOAN PARTY OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER OR OTHERWISE, UNLESS AND UNTIL THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH.  If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Agent and Lenders and shall forthwith be paid to the Agent to be credited and applied in reduction of the Guaranteed Obligations in accordance with the terms of the Loan Agreement.

6.            Representations and Warranties of Guarantor.  In order to induce the Agent and Lenders to enter into the Loan Agreement and to induce the Lenders to make the Loans to the Borrower thereunder, Guarantor represents and warrants that:

(a)          This Agreement constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally.

(b)          Guarantor hereby acknowledges that it has reviewed and caused its counsel to review copies of, and is fully familiar with, this Agreement, the Loan Agreement, the other Security Documents and each of the other Loan Documents executed and delivered by the Borrower and the other Loan Parties.  Guarantor warrants and agrees that each representation, warranty and waiver set forth in this Agreement is made with Guarantor having full knowledge of its significance and consequences and after having consulted with counsel of its own choosing and that, under the circumstances, each such waiver is in the best interest of Guarantor in furtherance of its business plan, is reasonable and should not be found contrary to public policy or law.

Guarantor acknowledges and agrees that any breach of any representation, warranty or covenant of Guarantor in this Agreement may constitute an Event of Default under the Loan Agreement and under each of the other Loan Documents.

7.            Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent is hereby authorized, to the extent not prohibited by applicable law, without prior notice to Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of Guarantor, against and on account of the obligations and liabilities of Guarantor to the Agent under this Agreement then due and payable, irrespective of whether the Lender shall have made any demand hereunder.  The Agent agrees to promptly notify Guarantor after any such set off and application, provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

8.            Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Lenders in respect of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy, dissolution (voluntary or involuntary), liquidation or reorganization of the Borrower, Guarantor or any other Loan Party, or upon the appointment of an intervenor or conservator of, or trustee or similar official for, the Borrower, Guarantor or any other Loan Party or any substantial part of any of their respective properties, or otherwise, all as though said payments had not been made.

9.           Notices.  All notices and other communications to Guarantor or the Agent hereunder shall be in writing and shall be personally delivered or mailed by telegraphic, telex or facsimile transmission, reputable overnight courier or first class mail, postage prepaid, as follows:

If to the Agent:	Granite Creek Partners Agent, LLC 222 W. Adams St., Suite 1980 Chicago, Illinois 60606 Attention: Brian Boorstein

with a copy to:	Goldberg Kohn Ltd. 55 East Monroe Street Suite 3300 Chicago, Illinois 60603 Attention: Denise Caplan Telephone: (312) 201-4000 Telecopy: (312) 332-2196

If to Guarantor:	Cyalume Technologies Holdings, Inc. 65 Challenger Road Ridgefield Park, New Jersey 07660 Attention: Yaron Eitan

with a copy to:	Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Attention: Mitch Nussbaum, Esq. Telephone: 212-407-4159 Facsimile: 212-407-4990

or to such other address or addresses as the party to whom such notice is directed may have designated in writing to the other parties hereto.  A notice shall be deemed to have been duly given and made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

10.           Miscellaneous; Successors; Counterparts; Severability.

(a)           This Agreement shall inure to the benefit of and be binding upon the Agent, the Lenders and Guarantor and their respective successors and assigns, and the term "Lender" shall be deemed to include any other holder or holders of any of the Guaranteed Obligations.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  References herein to this "Agreement" shall be deemed references to this Agreement as amended, modified and/or supplemented from time to time.

(b)           All covenants under this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by another covenant, by any exception thereto, or otherwise within the limitations thereof, shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

(c)           None of the parties to this Agreement shall be deemed to be the drafter of this Agreement, and this Agreement shall not be interpreted in favor of or against any party hereto on such basis.

(d)           No claim shall be made by Guarantor against the Agent, any Lender or their respective Affiliates, directors, officers, employees or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or under any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and Guarantor waives, releases and agrees not to sue upon any claim for any such damages.

11.           Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS. GUARANTOR, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND THE UNITED STATES DISTRICT COURT FOR THE STATE OF ILLINOIS, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY SUCH COURTS. GUARANTOR FURTHER AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY OF SUCH COURTS SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS AS PROVIDED IN SECTION 9 HEREOF OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF ILLINOIS. GUARANTOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.           Subordination Agreement.  Notwithstanding any provision to the contrary in this Agreement, this Agreement, the Liens and security interests granted to the Agent and Lenders, at law or equity, pursuant to this Agreement and the other Loan Documents, and the exercise of any right or remedy by the Agent or any Lender hereunder are subject to the provisions of the Subordination Agreement.  Agent and Lenders acknowledge and agree to be bound by the Subordination Agreement.  In the event of any conflict between the terms of the Subordination Agreement and this Agreement or the other Loan Documents, the terms of the Subordination Agreement shall govern.

Guarantor acknowledges that the Subordination Agreement and the rights and benefits thereof (as specific references thereto herein) inure only to the benefit of the holders of the Senior Debt and that no other Person, including the Borrower and Guarantor, shall have or be entitled to assert any rights or benefits hereunder arising under the Subordination Agreement or by virtue of the existence of the specific references thereto herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Derek Dunaway
Name:	Derek Dunaway
Title	Chief Executive Officer

Signature Page to Subordinated Guaranty Agreement

The foregoing Agreement is hereby accepted:

GRANITE CREEK PARTNERS AGENT, LLC, as Agent

By:	/s/ Brian B. Boorstein
Name:	Brian B. Boorstein
Title:	Managing Member

Signature Page to Subordinated Guaranty Agreement